VB&T
Certified Public Accountants, PLLC

250 W57th Street
Suite 1632
New York, NY 10107
T:1.212.448.0010
F:1.888.99.PCAOB (72262)

E-mail:
fvb@getcpa.com
rtse@getcpa.com
info@getcpa.com
www.getcpa.com

# CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to use of our report dated December 16, 2015 on the statement of assets and liabilities of the Focus Funds Series A (the "Fund"), as of November 17, 2015 and to all references to our firm included in or made a part of the Form N-1A.

VB&T Certified Public Accountants, PPLC

New York, NY
December 16, 2015